UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☑ Filed by the Registrant                                                                     ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

GENERAL MOTORS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1)   Title of each class of securities to which transaction applies:

 (2)   Aggregate number of securities to which transaction applies:

 (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 (4)   Proposed maximum aggregate value of transaction:

 (5)   Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and  identify the filing for which the offsetting fee was paid previously. Identify the previous filing by  registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

GENERAL MOTORS COMPANY
2017 Annual Meeting
June 6, 2017
Important proxy voting material is ready for your action.
Three
Ways to Vote
Now via Proxy Vote
At the Meeting
By Phone 1.800.454.8683
Vote By
June 1, 2017 11:59 PM ET
Control Number: [●]
Account Number: [●]
Important
Materials
Proxy Statement

10-K Report
Reminder Notice
For holders as of April 7, 2017 CUSIP: 37045VA99
(c)1997 - 2017 Broadridge Financial Solutions, Inc.
ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions, Inc. CUSIP is a registered trademark of the American Bankers Association.
All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement
This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.